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                                 THIRD AMENDMENT
                                       TO
                         AGREEMENT FOR PURCHASE AND SALE


         This Third Amendment to Agreement for Purchase and Sale ("THIRD AMENDMENT") is entered into effective as of November 15, 2001 by and between BURNHAM PACIFIC PROPERTIES, INC., a Maryland corporation ("SELLER") and PACIFIC RETAIL, L.P., a Delaware limited partnership ("BUYER").

         WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale dated as of August 29, 2001 (the "INITIAL AGREEMENT"), as amended by that certain letter agreement dated September 17, 2001 (the "FIRST AMENDMENT") and that certain Second Amendment to Agreement for Purchase and Sale dated as of October 2, 2001 (the "SECOND AMENDMENT") (the Initial Agreement as amended by the First Amendment and the Second Amendment shall be collectively referred to as the "AGREEMENT")

         WHEREAS, Seller and Buyer desire to further amend the Agreement as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms which are not otherwise defined in this Third Amendment shall have the same meaning ascribed thereto in the Agreement. An individual Property may be referenced in this Third Amendment by its common name and such reference shall be deemed to be to that Property referenced by the same common name listed on Exhibit A of the Agreement and that is legally described in corresponding Schedule A of the preliminary title report listed on Exhibit J of the Agreement and the Real Property, Personal Property and Intangible Property related or appurtenant thereto.

         2. TERMINATION OF AGREEMENT AS TO MARGARITA PLAZA AND PALMS TO PINES. Seller and Buyer hereby acknowledge that Buyer has terminated the Agreement as to Margarita Plaza and Palms to Pines pursuant to Section 2.6 of the Agreement and that concurrent herewith $36,216.63 and $68,702.28 shall be released to Seller, such amounts being that portion of the Option Payment allocated to Margarita Plaza and Palms to Pines, respectively.

         3. RETURN OF OPTION PAYMENT AS TO LADERA CENTER. Seller and Buyer hereby acknowledge that the ROFR Party having a right of first refusal for Ladera Center has exercised such right and that the closing for the purchase of Seller's membership interest in the entity owing Ladera Center (the "MEMBERSHIP INTEREST") is scheduled to close on November 30, 2001. Notwithstanding the provision of Section 3.1(a)(vii) of the Agreement, Seller is willing to return the portion of the Option Payment allocated to Ladera Center in the amount of $37,622.26 prior to the purchase by the ROFR Party of the Membership Interest.

         4.       CLOSING DATE. The definition of "CLOSING DATE" set forth in
Article 1 of the Agreement is hereby amended to change the date "November 30, 2001" referenced therein to "December 20, 2001".

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         5.       PURCHASE PRICE. The definition of "PURCHASE PRICE" set forth in Article 1 of the Agreement is hereby reduced to One Hundred Forty Nine Million Five Hundred Six Thousand and 00/100 Dollars ($149,506,000). Exhibit Q of the Agreement reflecting the allocation of the Purchase Price among the Properties is hereby replaced with Exhibit Q attached to this Third Amendment.

         6. ADDITIONAL DEPOSIT. Section 2.2(a) of the Agreement is hereby amended to reduce the amount of the Additional Deposit to be wired to Seller on November 16, 2001 to Two Million Three Hundred Seventy Thousand Four Hundred Seventeen and 11/100 Dollars ($2,370,417.11).

         7. ESTOPPELS, SNDAS, EXTENDED TITLE COVERAGE AND LENDER REQUIREMENTS. Buyer acknowledges that Buyer has not terminated the Agreement pursuant to its rights under Section 2.6(a), Section 2.6(b) or Section 2.6(c). Seller agrees to continue to cooperate with Buyer in obtaining Estoppels and SNDAs and confirmation of title coverage and to use commercially reasonable efforts to obtain the Estoppels and SNDAs.

         8. APPLICATION OF DEPOSIT. Notwithstanding anything to the contrary contained in the Agreement, the following provisions shall govern the return to Buyer or the release to Seller of the Option Payment or the Additional Deposit, as applicable, with respect to the Properties identified in this Paragraph 8:

                  8.1 BELL GARDENS MARKETPLACE. Buyer shall have until December 14, 2001 to (a) satisfy the requirements of its lender with respect to Bell Gardens Marketplace and (b) negotiate an amendment to the Ground Lease with the Bell Gardens Community Development Commission (formerly known as the Bell Gardens Redevelopment Agency) (the "Bell Gardens Agency") with respect to the Bell Gardens Marketplace providing for terms identified in Buyer's letter to the Bell Gardens Agency dated November 9, 2001. Buyer shall exercise commercially reasonable efforts to negotiate and complete the amendment to the Ground Lease and shall at all times keep Seller apprised of the terms of such amendment. If Buyer, by December 14, 2001, has not satisfied the requirements of its lender with respect to Bell Gardens Marketplace or completed the amendment to the Ground Lease, Buyer at its option may terminate this Agreement as to Bell Gardens Marketplace by delivering written notice of its election to do so no later than December 14, 2001. If Buyer elects to terminate the Agreement as to Bell Gardens Marketplace pursuant to this Paragraph 8.1, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Bell Gardens Marketplace, that portion of the Option Payment in column A of Exhibit R allocated to Bell Gardens Marketplace shall be deemed released to Seller, that portion of the Additional Deposit in column B of Exhibit R allocated to Bell Gardens Marketplace shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Bell Gardens Marketplace. Seller or Buyer shall have the right (by giving notice to the other), but not the obligation, to extend the date by which the lender's requirements may be satisfied or the amendment to the Ground Lease may be completed for Bell Gardens Marketplace to February 15, 2002; provided, however, that if Buyer (but not Seller) elects to extend such date and Buyer subsequently elects to terminate the Agreement as to Bell Gardens Marketplace pursuant to this Paragraph 8.1, then that portion of the Option Payment in column C of Exhibit R allocated to Bell Gardens Marketplace shall be deemed released to Seller and no portion of the Deposit allocated to Bell Gardens Marketplace shall be returned to Buyer.. If the date is extended as aforesaid and the lender's requirements are satisfied or the amendment is completed after January 15, 2002 and before February 15, 2002, the Closing Date for Bell Gardens Marketplace shall be thirty (30) days after the date on which the amendment is completed.


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                  8.2      GREENTREE PLAZA. Notwithstanding anything to the
contrary contained herein, Buyer shall have the absolute right in its sole discretion to terminate this Agreement as to Greentree Plaza by delivering written notice of its intention to do so to Seller by December 14, 2001. If Buyer elects to terminate the Agreement as to Greentree Plaza pursuant to this Paragraph 8.2, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Greentree Plaza, that portion of the Option Payment in column A of Exhibit R allocated to Greentree Plaza shall be deemed released to Seller, that portion of the Additional Deposit in column B of Exhibit R allocated to Greentree Plaza shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Greentree Plaza. If the Agreement is not terminated as to Greentree Plaza by December 14, 2001, the Closing Date for Greentree Plaza shall be February 1, 2002.

                  8.3 FAIRWOOD SQUARE AND VILLAGE EAST SHOPPING CENTER. Seller and Buyer hereby reaffirm the provisions of Section 3.1(iii) and Section 3.2(c) with respect to the Lender's Consents to the sale of Fairwood Square and Village East. With respect to Village East only, Buyer shall have until December 7, 2001 to resolve any issues identified in the Estoppels received from Ross and Albertson's. If Buyer, by December 7, 2001, has not resolved such Estoppel issues, Buyer, at its option, may terminate this Agreement as to Fairwood Square and Village East by delivering written notice of its election to do so no later than December 7, 2001. If Buyer elects to terminate the Agreement as to Fairwood Square and Village East pursuant to this Paragraph 8.3, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Fairwood Square and Village East, that portion of the Option Payment in column A of Exhibit R allocated to Fairwood Square and Village East shall be deemed released to Seller, that portion of the Additional Deposit in column B of Exhibit R allocated to Fairwood Square and Village East shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Fairwood Square and Village East.

                  8.4 BRICKYARD AND JAMES VILLAGE Section 3.2(b) of the Agreement is hereby amended to provide that, with respect to the condition set forth in Section 3.1(a)(iv), Seller (but not Buyer) shall have the right (by giving notice to Buyer), but not the obligation, to extend the date by which the Ground Lessor's Consents for Brickyard and James Village must be obtained to February 15, 2002 . As provided in Section 3.2(d), if this Agreement is terminated as to either Brickyard or James Village due to the failure to obtain the Ground Lessor's Consent for Brickyard or James Village pursuant to this
Section 8.4, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Brickyard or James Village (as applicable), that portion of the Option Payment in column A of Exhibit R allocated to Brickyard or James Village (as applicable) shall be deemed released to Seller, that portion of the Additional Deposit in column B of Exhibit R allocated to Brickyard or James Village (as applicable) shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Brickyard or James Village (as applicable). If the date is extended as aforesaid and the Ground Lessor's Consents for Brickyard or James Village is obtained after February 1, 2002 but before February 15, 2002, the Closing Date for Brickyard or James Village, as applicable, shall be ten (10) business days after the date the applicable Ground Lessor's Consent was obtained.

                  8.5 MISSION PLAZA. Buyer acknowledges receipt and approval of the Ground Lessor's Consent for Mission Plaza.

                  8.6 FARMINGTON VILLAGE. Notwithstanding any provision to the contrary contained in Section 2.6(a) of the Agreement and Paragraph 7 of this Third Amendment, Seller and Buyer


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hereby acknowledge that the Estoppel/SNDA Threshold for Farmington Village has not been achieved with respect to Estoppels and SNDAs received to date. If Buyer, by December 14, 2001, has not received Estoppels and SNDAs acceptable to Buyer in its sole discretion from tenants occupying the Estoppel/SNDA Threshold at Farmington Village, Buyer may terminate this Agreement as to Farmington Village by delivering written notice of its election to do so no later than December 14, 2001. If Buyer elects to terminate the Agreement as to Farmington Village pursuant to this Paragraph 8.6 , the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Farmington Village, that portion of the Option Payment in column A of Exhibit R allocated to Farmington Village shall be deemed released to Seller, that portion of the Additional Deposit in column B of Exhibit R allocated to Farmington Village shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Farmington Village.

                  8.7 ONTARIO VILLAGE. Seller shall exercise commercially reasonable efforts to clarify the termination right identified in the Estoppel received from Options for Youth with respect to its lease at Ontario Village.

                  8.8 GATEWAY CENTER. Notwithstanding anything to the contrary contained in Sections 2.6(a), 3.1(a)(iii), 3.1(a)(iv), 3.2(b) and 3.2(c), Seller and Buyer shall have until February 15, 2002 to obtain the estoppel for the Ground Lease, the Lender's Consent and the Ground Lessor's Consent for Gateway Center. Seller (but not Buyer) shall have the right (by giving notice to Buyer), but not the obligation, to delay the Closing for Gateway Center for an additional period or periods to a date not later than June 30, 2002, to provide Seller and Buyer with additional time to obtain the estoppel for the Ground Lease, the Lender's Consent and the Ground Lessor's Consent for Gateway Center and the Closing as to Gateway Center only shall be deferred for such period or periods. If this Agreement is terminated as to Gateway Center due to the failure to obtain the estoppel for the Ground Lease or the Ground Lessor's Consent, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Gateway Center, that portion of the Option Payment in column A of Exhibit R allocated to Gateway Center shall be deemed released to Seller, that portion of the Additional Deposit in column B of Exhibit R allocated to Gateway Center shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Gateway Center. If this Agreement is terminated as to Gateway Center due to the failure to obtain the Lender's Consent, and Buyer has not satisfied the conditions enumerated in Section 3.2(c) with respect to the assignment and assumption of the Loan, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Gateway Center, that portion of the Option Payment in column A of Exhibit R allocated to Gateway Center shall be deemed released to Seller, that portion of the Additional Deposit in column B of Exhibit R allocated to Gateway Center shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Gateway Center . If this Agreement is terminated as to Gateway Center due to the failure to obtain the Lender's Consent (even if such failure is only because the estoppel for the Ground Lease and/or the Ground Lessor's Consent is not obtained), and Buyer has satisfied the conditions enumerated in Section 3.2(c) with respect to the assignment and assumption of the Loan, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to Gateway Center, that portion of the Deposit in column C of Exhibit R allocated to Gateway Center shall be shall be returned to Buyer and the term "Deposit" shall be reduced by the amount in column C of Exhibit R allocated to Gateway Center.

         9. RIGHT TO EXTEND CLOSING. Pursuant to Section 6.1, Buyer hereby elects to extend the Closing Date to December 20, 2001 and Seller acknowledges the extension of the Closing Date to


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December 20, 2001. All other rights to extend the Closing Date in the first paragraph of Section 6.1 shall be deemed amended to the extent modified as provided in Paragraph 8 of this Third Amendment.

         10. FREMONT HUB. Seller and Buyer acknowledge that certain issues have been raised in Estoppels received from Safeway, Ross Dress for Less and Borders for the Fremont Hub. Seller agrees that, with respect to the lease with Safeway, Seller will resolve or credit to Buyer the $389,227 amount claimed by Safeway as owed by Seller to Safeway for completion of common area work; with respect to the lease with Ross Dress for Less, Seller will enter into the Second Amendment to Lease in the form attached hereto as Exhibit T; and, with respect to the lease with Borders, Seller will resolve or credit to Buyer the $437,500 amount claimed by Borders for its tenant improvement allowance.

         11. HOLDBACK. In addition to those identified in Paragraph 10, Seller and Buyer acknowledge that various problems and issues have been raised in Estoppels received from tenants with respect to payment of tenant improvement allowances and unresolved reconciliation issues regarding Additional Rents and other issues, as more fully detailed on Exhibits U and V. Seller and Buyer agree that all such problems and issues which are the subject of Section 6.3 of the Agreement concerning Prorations shall be resolved by Seller by the Closing Date, or that Seller shall propose a resolution of such problems or issues which will not have any negative economic impact on Buyer or appropriate amounts shall be credited to Buyer at Closing, if applicable. In the event Seller is not able to resolve such problems or issues prior to Closing or Seller and Buyer are not able to agree on a resolution of such problems or issues prior to Closing, and to assure that there will be sufficient funds available from Seller to resolve such issues or problems following the Closing, Seller shall deposit and escrow with the Title Company at Closing the amount of those items listed on Exhibits U and V which remain outstanding as to the particular Property or Properties which are the subject of the Closing ("ESCROWED SUMS"). The Escrowed Sums shall be deposited in an interest bearing account acceptable to Seller and all interest shall be paid to Seller. The Escrowed Sums shall be disbursed pursuant to the terms of a separate agreement to be entered into by Seller, Buyer and the Title Company at Closing which agreement shall provide that the Escrowed Sums shall be disbursed to Seller or tenant, as applicable, upon Seller's resolution of outstanding issue identified on Exhibit U. If the Escrowed Sums are in excess of the amounts owed to tenant, the balance of the Escrowed Sums shall be remitted to Seller. In the event that any Escrowed Sums have not been disbursed to Seller or a tenant on or before December 15, 2002, Seller and Buyer shall negotiate in good faith a resolution to any unresolved issues identified on Exhibits U and V.

         12. EXHIBITS. Exhibit Q and Exhibit R attached to the Agreement are hereby replaced with Exhibit Q and Exhibit R attached hereto. Exhibits T, U and V attached hereto are added to this Agreement.

         13. REAFFIRMATION. The terms of this Third Amendment shall govern and control over any conflicting provisions in the Agreement. Except in the case of such conflicts and as expressly amended by the Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

         14. COUNTERPARTS. This Amendment may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart. Execution and transmission by telecopier is permitted and will create an effective Amendment.


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         IN WITNESS WHEREOF, the parties execute this Amendment effective as of the date first written above.

                  SELLER:

                  BURNHAM PACIFIC PROPERTIES, INC.,
                  a Maryland corporation


                  By:    /s/ Scott C. Verges
                        ---------------------------------------------------
                  Name: Scott C. Verges
                  Its:  President and CEO

                  BUYER:

                  PACIFIC RETAIL, L.P.,
                  a Delaware limited partnership

                  By:  POB Pacific Retail Partner, Inc.,
                       a Delaware corporation
                       a General Partner


                       By:
                          ------------------------------------------------
                       Name:
                            ----------------------------------------------
                       Title:
                             ---------------------------------------------

                  By:  AP-GP POB IV, LLC,
                       a Delaware limited liability company
                       a General Partner

                       By:    Kronus Property IV, Inc.,
                              a Delaware corporation


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


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